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                                                                       Exhibit 7


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                         Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                       of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                        Dollar Amounts
ASSETS                                                    in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
   currency and coin .................                     $ 6,397,993
  Interest-bearing balances ..........                       1,138,362
Securities:
  Held-to-maturity securities ........                       1,062,074
  Available-for-sale securities ......                       4,167,240
Federal funds sold and Securities pur-
  chased under agreements to resell...                         391,650
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................36,538,242
  LESS: Allowance for loan and
    lease losses ..............631,725
  LESS: Allocated transfer risk
    reserve..........................0
  Loans and leases, net of unearned
    income, allowance, and reserve                          35,906,517
Assets held in trading accounts ......                       2,145,149
Premises and fixed assets (including
  capitalized leases) ................                         663,928
Other real estate owned ..............                          10,895
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                         237,991
Customers' liability to this bank on
  acceptances outstanding ............                         992,747
Intangible assets ....................                       1,072,517
Other assets .........................                       1,643,173
                                                           -----------
Total assets .........................                     $55,830,236
                                                           -----------
                                                           -----------

LIABILITIES
Deposits:
  In domestic offices ................                     $24,849,054
  Noninterest-bearing ......10,011,422
  Interest-bearing .........14,837,632
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                      15,319,002
  Noninterest-bearing .........707,820
  Interest-bearing .........14,611,182
Federal funds purchased and Securities

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
  sold under agreements to repurchase.                       1,906,066
Demand notes issued to the U.S.
  Treasury ...........................                         215,985
Trading liabilities ..................                       1,591,288
Other borrowed money:
  With remaining maturity of one year
    or less ..........................                       1,991,119
  With remaining maturity of more than
    one year through three years......                               0
  With remaining maturity of more than
    three years ......................                          25,574
Bank's liability on acceptances exe-
  cuted and outstanding ..............                         998,145
Subordinated notes and debentures ....                       1,314,000
Other liabilities ....................                       2,421,281
                                                           -----------
Total liabilities ....................                      50,631,514
                                                           -----------
EQUITY CAPITAL
Common stock .........................                       1,135,284
Surplus ..............................                         731,319
Undivided profits and capital
  reserves ...........................                       3,328,050
Net unrealized holding gains
  (losses) on available-for-sale
  securities .........................                          40,198
Cumulative foreign currency transla-
  tion adjustments ...................                     (    36,129)
                                                           -----------
Total equity capital .................                       5,198,722
                                                           -----------
Total liabilities and equity
  capital ............................                     $55,830,236
                                                           -----------
                                                           -----------

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                  Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                         -
     Thomas A. Renyi     -
     Alan R. Griffith    -    Directors
     J. Carter Bacot     -
                         -

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